UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) September 15, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
0-20371	Entergy Gulf States Louisiana, L.L.C. (a Louisiana limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000	74-0662730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2015, Entergy Gulf States Louisiana, L.L.C. (the “Company”), in connection with its repurchase of all of its outstanding Series A 8.25% Preferred Membership Interests, with an aggregate liquidation price of $10 million (the “Preferred Membership Interests”), entered into Amendment No. 1 (the “Amendment”) to the Company’s Operating Agreement (the “Operating Agreement”) with EGS Holdings, LLC, the sole common member of the Company. The Amendment to the Operating Agreement amended Section 3.5 of the Operating Agreement to delete the words “at a price not exceeding the price at which the same may be redeemed” for the purposes of facilitating the repurchase of the Preferred Membership Interests.

The Amendment is attached to this Report on Form 8-K as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1
Operating Agreement of Entergy Gulf States Louisiana, L.L.C., effective as of December 31, 2007 (incorporated by reference from Exhibit 3(ii) to the Form 8-K15D5 filed January 7, 2008, SEC File No. 333-148557)

3.2	Amendment No. 1 to Operating Agreement of Entergy Gulf States Louisiana, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERGY GULF STATES LOUISIANA, LLC
By: /s/Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: September 17, 2015